EXHIBIT 21.1

SUBSIDIARIES

Littelfuse Commercial Vehicle LLC – Delaware

Littelfuse Mexico Holding LLC – Delaware

SymCom, Inc. – South Dakota

SSAC LLC – South Dakota

LFUS LLC - Delaware

Cole Hersee S. de R.L. de C.V. – Mexico

Littelfuse S. de R.L. de C.V. – Mexico

LF Consorcio S. de R.L. de C.V. – Mexico

Productos Electromecanicos BAC, S. de R.L. de C.V. – Mexico

Littelfuse Mexico Distribution S. de R.L. de C.V. – Mexico

Startco Engineering ULC - Canada

Startco Canada LP - Canada

Littelfuse da Amazonia, Ltda. – Brazil

Littelfuse Holding Ltd. - Ireland

Accel AB – Sweden

Accel Elektronika UAB – Lithuania

Hamlin RO S.r.l. - Romania

Selco A/S - Denmark

Littelfuse B.V. – Netherlands

Littelfuse Holding B.V. – Netherlands

Littelfuse Netherland C.V. - Netherlands

Littelfuse Holding II B.V. - Netherlands

Littelfuse Holding III B.V. - Netherlands

Littelfuse Holding IV B.V. – Netherlands

Littelfuse Mexico Manufacturing B.V. – Netherlands

Littelfuse Asia Holding B.V. – Netherlands

Littelfuse Asia Sales B.V. – Netherlands

Hamlin Electronics Europe Limited – United Kingdom

Littelfuse Italian Holdings S.r.l. – Italy

Littelfuse Italy S.r.l. – Italy

Littelfuse GmbH – Germany

Littelfuse Holding GmbH – Germany

LF Europe GmbH – Germany

H.I. Verwaltungs GmbH – Germany

Hamlin Electronics GmbH - Germany

Littelfuse Concord Semiconductor, Inc. – Taiwan

Littelfuse Semiconductor (Wuxi) Co., Ltd. – China

Dongguan Littelfuse Electronics Co., Ltd. – China

Suzhou Littelfuse OVS Ltd. – China

Hamlin Electronics (Suzhou) Co., Ltd. - China

Littelfuse Far East Pte. Ltd. – Singapore

Littelfuse HK Limited – Hong Kong

Hamlin Asia Pacific Limited – Hong Kong

Rapid Electronics Limited – Hong Kong

Littelfuse KK – Japan

Littelfuse Japan G.K. – Japan

Littelfuse Phils, Inc. – Philippines

Littelfuse Triad, Inc. – Korea